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                                                              Exhibit No. 10.18

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, Martin E. Judge, Jr., an individual residing [in the state of] New Jersey ("Maker") hereby unconditionally promises to pay to The Judge Group, Inc., a Pennsylvania corporation with primary place of business at 2 Bala Plaza, Suite 800, Bala Cynwyd, PA 19004 ("Payee") in one balloon payment ten years from the date of execution of this note or in the event of any of the following: a) the death of the Maker, b) the sale of The Judge Group, Inc., or
c) the sale of a majority of the assets of The Judge Group, Inc., the principal amount of Five hundred Fifty-two Thousand Seven Hundred Sixty-one Dollars ($552,761), together with interest on the outstanding principal balance hereof from time to time outstanding from the date hereof and until this Note is paid in full, at the annual rate of four and nine tenths percent (4.9%), or the appropriate pro-rata share of interest if paid in advance of the due date.

         Interest shall be calculated on the basis of actual days elapsed and a year of 360 days shall be payable starting two years from the date of execution of this Note, or the date of repayment of the principal, whichever is sooner. Interest on this note shall accrue for the initial two years. Current interest shall be accrued and paid on a quarterly basis after the initial two-year period.

         The principal amount hereof shall be repaid in full on or before ten years from the date of execution of this Note.

         The payment of principal and interest shall be made in lawful money of the United States of America by wire transfer or cash or check at the principal place of business of the Payee, or at such other place as the holder of this Note shall designate to Maker in writing.

         Maker may prepay this Note in whole or in part at any time without premium or penalty. Upon full repayment of principal, interest shall cease to accrue, and interest shall be calculated as the pro-rata share of four and nine tenths percent (4.9%) annualized interest on the date of full repayment.

         The occurrence of any of the following shall constitute an Event of Default hereunder: (a) default in payment by Maker hereunder when due; (b) sale of all or substantially all of Maker's assets, or any formal action in contemplation of the dissolution, liquidation, or termination of Maker's business; (c) institution of any proceedings by or against Maker under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Maker's making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator, or other judicial representative for Maker's property.

         Upon the occurrence of any Event of Default, all amounts payable hereunder shall, at the holder's option but without notice or demand, become immediately due and payable, and the holder shall thereupon have all rights and remedies provided hereunder, in any other agreement between Payee and Maker or otherwise available at law or in equity.

         No failure or delay on the part of the holder to insist on strict performance of Maker's obligations hereunder or to exercise any remedy shall constitute a waiver of the holder's rights in that or any other instance. No waiver of any of the holder's rights shall be effective unless in writing, and any waiver of any default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

         Any proceeding relating to this Note may be instituted in any federal court in the Commonwealth of Pennsylvania or any state court located in Montgomery County in the Commonwealth of Pennsylvania and Maker irrevocably submits to the nonexclusive jurisdiction of any such court and waives any objection Maker may have to the conduct of any proceeding in any such court based on improper venue or forum non conveniens. Because of the greater time and expense required therefor, Maker hereby waives, to the extent permitted by law, a trial by jury.

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         This Note is secured as provided in the Security and Pledge Agreement, dated as of April 1, 2002. Reference is hereby made to such agreement for a description of the securities in which a security interest has been granted, the nature and extent of the security and the rights of the holder of this Note in respect thereof.

         Maker shall pay all reasonable costs and expenses, including but not limited to Holder's attorneys fees and/or costs, incurred by the holder related to the enforcement of this Note.

         Any provision hereof found to be illegal, invalid, or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

         If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate.

         This Note shall be binding on Maker's successors and assigns and shall inure to the benefit of the holder of this Note and such holder's successors, endorsees and assigns.

         This Note has been delivered in the Commonwealth of Pennsylvania and shall be governed by the laws of that Commonwealth.


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed and delivered this instrument.



Dated: April 1, 2002                        /s/ Martin E. Judge, Jr.
                                               --------------------
                                               Martin E. Judge, Jr.